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                               EXHIBIT 21
                               ----------

                     SUBSIDIARIES OF THE REGISTRANT
                     ------------------------------

DeVry Inc.:

    Subsidiaries:             Keller Graduate School of
                              Management, Inc.

                              DeVry Educational Development Corp.

                              Becker CPA Review Corp.


                              DeVry/Becker Educational
                              Development Corp.

                              Becker CPA Review, Inc. (1)

                              Newton Becker Limited (2), a Hong Kong
                              Corporation

                              Becker C.P.A. Review Limited (2), an Israeli
                              Corporation



Keller Graduate School of Management, Inc.:

    Subsidiaries:             DeVry Canada, Inc., a Canadian
                              corporation

                              DeVry Institute of Technology, Inc. a
                              Delaware corporation

                              Missouri Institute of Technology, Inc., a
                              Missouri corporation

                              Provost & Associates, Inc., an Illinois
                              corporation
_______________________________
    1 Subsidiary of Becker CPA Review Corp.

    2 Subsidiary of DeVry/Becker Educational Development Corp.